Exhibit 21.1

List of Subsidiaries

Carling Technology Limited, incorporated in the British Virgin Islands

Chongqing Gushan Bio-Sources Energy Co., Ltd., incorporated in the People’s Republic of China

Brightest Resources Limited, incorporated in the British Virgin Islands

Joywin Technology Limited, incorporated in the British Virgin Islands

Profit Faith Technology Limited, incorporated in the British Virgin Islands

Eagle Sight Holdings, Ltd., incorporated in Hong Kong Special Administrative Region

Beijing Gushan Bioenergy Company Limited, incorporated in the People’s Republic of China

Fujian Gushan Bio-diesel Energy Co., Ltd., incorporated in the People’s Republic of China

Hunan Gushan Bio-Sources Energy Co., Ltd., incorporated in the People’s Republic of China

Handan Gushan Bio-sources Energy Co., Ltd., incorporated in the People’s Republic of China

Shanghai Gushan Bio-sources Energy Co., Ltd., incorporated in the People’s Republic of China

Sichuan Gushan Vegetable Fat Chemistry Co., Ltd., incorporated in the People’s Republic of China